EXHIBIT 99.2

Safe Harbor This document contains forward-looking statements regarding future events and the future financial performance of Fleming. These forward-looking statements are subject to a number of factors that could cause actual results to differ materially from those stated in this release, including without limitation: changes in general economic conditions; adverse effects of the changing industry and increased competition; sales declines and/or loss of customers; the ability of Kmart to continue as a going concern, to operate pursuant to the terms of its debtor-in-possession financing, or to complete its reorganization according to its plan; unanticipated problems with product procurement; exposure to litigation and other contingent losses; the inability to integrate acquired companies and to achieve operating improvements at those companies; increases in labor costs and disruptions in labor relations with union bargaining units representing Fleming's employees; and the negative effects of Fleming's substantial indebtedness and the limitations imposed by restrictive covenants contained in Fleming's debt instruments. Additional information about these factors is contained in Fleming's reports and filing with the Securities and Exchange Commission, including its 2001 Form 10-K. Fleming undertakes no obligation to update forward-looking statements to reflect developments or information obtained after the date of this presentation.

Basis of Presentation Discontinued operations treatment has been adopted for retail Intersegment profit for historical periods has remained in discontinued retail operations. For prospective periods, the intersegment profit will remain in continuing operations (Q3 and Q4 2002 and 2003) Intersegment sales to company owned retail have been eliminated Support Services expenses directly associated with retail have been allocated to discontinued operations 2002: approximately $20.0 million 2001: approximately $24.0 million Interest has been allocated to discontinued operations based upon net assets of the retail segment at the revolver borrowing rate 2002: approximately $19.0 million 2001: approximately $24.0 million Presentation assumes no gain or loss on the sale of retail

Earnings Per Share - Continuing Operations

Earnings Per Share - Continuing Operations

EBITDA - Continuing Operations ($ in millions)

EBITDA - Continuing Operations ($ in millions)

Distribution Sales ($ in millions) (1) Pro forma to reflect the acquisitions of Minter-Weisman, Miller & Hartman South, Head Distributing, and Core-Mark (2) Represents sales for 2001 and 2002 for the following customers: Albertsons, Target, CB Ragland, Clemens, Harmons, and Southwest Supermarkets (3) Adjust sales prior to Fleming ownership

2001 - 2003 Sales ($ in millions) (1) Pro forma to reflect the acquisitions of Minter-Weisman, Miller & Hartman South, Head Distributing, and Core-Mark (2) Represents sales for 2001 and 2002 for the following customers: Albertsons, Target, CB Ragland, Clemens, Harmons, and Southwest Supermarkets (3) Adjust sales prior to Fleming ownership

Solid Distribution Growth

2003 EBITDA Guidance ($ in millions)

EBITDA to EPS Guidance ($ in millions)

Kmart Profit Contribution ($ in millions)

Cash Flow ($ in millions)

2002 Working Capital Improvement ($ in millions)

2003 Working Capital Improvement ($ in millions)

Capital Expenditures (1) 2001 Distribution CAPEX includes approximately $30.0 million related to the Kmart integration ($ in millions)

Retail Proceeds Assumptions Two separate processes on retail divestures 44 Rainbow stores located primarily in Minneapolis Morgan Stanley advising Company Second round bids due in early October 66 price impact stores located throughout 6 states The Food Partners advising Company Stores under the Rainbow and Food4Less banners Have received multiple offers on substantially all stores Currently expect net proceeds in excess of $450 million and the retention of up to $400 million in supply

Credit Facility Covenant Analysis Asset Coverage Ratio: Inventory and accounts receivable must be greater than 2.25x all outstanding senior secured indebtedness: Total Leverage Ratio: Total Debt must be less than 4.25x of Consolidated EBITDA (1) Leverage ratio decreases to 4.0x in Q4 2003

Credit Facility Covenant Analysis, cont. Limitation on Capital Expenditures: Capex not to exceed 1.5% of external net sales Consolidated Fixed Charge Coverage Ratio: Total Consolidated EBITDAR must be greater than 1.80x Consolidated Fixed Charges: Adjusted Consolidated Fixed Charge Coverage Ratio: Total Consolidated EBITDAR must be greater than 1.00x Adj. Consolidated Fixed Charges:

Debt Maturities / Amortization (1) 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 East 1.0625 4.25 4.25 4.25 4.25 504.1 657.8 150 200 0 260 (1) Excludes revolving credit facility and capital leases (2) Does not assume cash flow assumptions, only reflects $400 million of the anticipated net proceeds 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 East 1.0625 0 0 0 0 400 355 150 200 0 260 Current Pro forma for retail disposition(2) ($ in millions)

Fleming Transformation Regional Case Pick Wholesaler Supplier to Independent Supermarkets Local Procurement Decentralized Accounting and Support Lack of Common Technology Weak Capital Structure Investments Required for Repositioning "Old" Fleming Unique National Multi-tier Distributor Diversified Customer Base Centralized Procurement Centralized Accounting and Support Single Platform for Technology Improved Capital Structure Ability to Generate Free Cash Flow "New" Fleming